UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013 (December 15, 2013)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On December 15, 2013, Avago Technologies Limited, a limited company organized under the laws of the Republic of Singapore (“Avago”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Avago, Avago Technologies Wireless (U.S.A.) Manufacturing Inc., a Delaware corporation and an indirect wholly owned subsidiary of Avago (“Parent”), LSI Corporation, a Delaware corporation (“LSI”), and Leopold Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into LSI (the “Merger”), with LSI as the surviving corporation. As a result of the Merger, LSI will become an indirect, wholly owned subsidiary of Avago.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of LSI common stock (other than shares held (i) directly by Avago or Merger Sub or in treasury of LSI and (ii) by LSI stockholders who perfect their appraisal rights) will be converted into the right to receive $11.15 in cash, without interest.

Under the Merger Agreement, Avago will assume all unvested LSI stock options and restricted stock units held by continuing employees and service providers. All vested LSI stock options and restricted stock units, after giving affect to any acceleration, will be cashed out at the effective time of the Merger. Any remaining unvested LSI stock options and restricted stock units will be cancelled for no consideration.

LSI has made customary representations, warranties and covenants in the Merger Agreement, including, without limitation, covenants not to solicit alternative transactions or, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. Each of Avago, Parent and Merger Sub (collectively, the “Avago Parties”) also has made customary representations, warranties and covenants in the Merger Agreement.

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including adoption of the Merger Agreement by LSI stockholders, the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of regulatory clearance under certain foreign anti-trust laws.

Consummation of the Merger is also subject to other customary closing conditions, including (i) the absence of any law or order prohibiting or restraining the Merger or any law making the consummation of the Merger illegal, (ii) there being no effect that has or would reasonably be expected to have a material adverse effect on LSI and its subsidiaries, (iii) subject to certain exceptions, the accuracy of the Avago Parties’ and LSI’s respective representations and warranties in the Merger Agreement, (iv) performance by the Avago Parties and LSI of their respective obligations under the Merger Agreement and (v) the absence of certain pending governmental litigation with respect to the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for Parent and LSI, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, LSI will be obligated to pay Parent a termination fee of $200 million and Parent will be obligated to pay (and Avago will be obligated to cause Parent to pay) LSI a termination fee of $400 million.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the full text of which is a attached as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01. The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about Avago or LSI or their respective subsidiaries, affiliates, businesses or equityholders, and should not be relied upon as disclosure about Avago or LSI without consideration of the periodic and current reports and statements that Avago or LSI file with the United States Securities and Exchange Commission (“SEC”). The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Avago acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading in any material respect.

Silver Lake Convertible Note Purchase Agreement

Also on December 15, 2013, Avago entered into a Note Purchase Agreement (the “Purchase Agreement”) to sell to Silver Lake Partners IV, L.P. (“SLP”) $1,000,000,000 aggregate principal amount of its 2.0% Convertible Senior Notes (“Convertible Notes”), with Deutsche Bank AG, Singapore Branch, as Lead Manager.

The completion of the private placement of the Convertible Notes is contingent on satisfaction or waiver of customary conditions, as well as a requirement that that the Merger shall have been consummated or shall be consummated substantially simultaneously with the closing under the Purchase Agreement of the issuance of the Convertible Notes (the “Convertible Notes Closing”), and Avago shall have received, or substantially simultaneously with the closing under the Purchase Agreement shall receive, the proceeds of the Debt Financing (as defined in the Purchase Agreement) in an amount sufficient to consummate the Merger and related transactions, as set forth in the Purchase Agreement. The Purchase Agreement provides that the private placement to SLP will be completed either (i) simultaneously with the closing of the Merger or (ii) on such date as is mutually agreed upon in writing by Avago and SLP. The Purchase Agreement may be terminated at any time before the Convertible Notes Closing (a) by mutual consent of Avago and SLP, or (b) by either Avago or SLP if (x) the Convertible Notes Closing shall not have occurred on or prior to September 23, 2014 or (y) the Merger Agreement is terminated for any reason. No assurances can be made that the Convertible Notes Closing will occur when expected or at all.

The Convertible Notes will be issued under an indenture between Avago and a trustee (the “Indenture”). The Convertible Notes will bear interest at a rate of 2.0% per annum payable semiannually in cash. The Convertible Notes will mature on the 1st or 15th day of the month following the later of three months past the Term Loan B maturity date contemplated by the Debt Commitment Letters (as defined in the Purchase Agreement) or seven years from the date of issuance of the Convertible Notes, subject to earlier conversion, redemption or repurchase.

The initial conversion rate for the Convertible Notes is 20.8160 shares of Avago’s ordinary shares, no par value (“Ordinary Shares”), and cash in lieu of fractional Ordinary Shares, per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of approximately $48.04 per Ordinary Share. The conversion rate will be subject to adjustment from time to time upon the occurrence of certain events. Holders may surrender their Convertible Notes for conversion at any time prior to the close of business on the business day immediately preceding the maturity date for the Convertible Notes.

The Convertible Notes will be Avago’s general, unsecured obligations and are effectively subordinated to all of Avago’s existing and future secured debt, to the extent of the assets securing such debt and are structurally subordinated to all liabilities of Avago’s subsidiaries, including trade payables. The Indenture does not limit the amount of indebtedness that Avago or any of its subsidiaries may incur.

Subject to the terms and conditions of the Indenture, upon the occurrence of a “fundamental change” (as defined in the Indenture), each holder of the Convertible Notes will have the right to require Avago to repurchase some or all of such holder’s Convertible Notes at a purchase price payable in cash equal to 100% of the principal amount to be so repurchased, plus accrued and unpaid interest, if any.

At any time following the fifth anniversary of the date of issuance of the Convertible Notes, Avago may elect to redeem the Convertible Notes if the closing sale price of the Ordinary Shares for 20 or more trading days in the period of 30 consecutive trading days ending on the trading day immediately prior to the date on which Avago provides notice of such redemption exceeds 150% of the applicable conversion price in effect on each such trading day. The redemption price will be payable in cash and equal the sum of 100% of the principal amount of the Convertible Notes being redeemed, plus accrued and unpaid interest, if any. Avago may also redeem all or part of the Convertible Notes for certain tax reasons as provided in the Indenture.

The Indenture will include customary “events of default,” which may result in the acceleration of the maturity of the Convertible Notes under the Indenture. The Indenture will also include customary covenants for convertible notes.

Avago and SLP have additionally agreed to use their respective reasonable best efforts to obtain a ruling (the “Singapore Tax Ruling”) to the effect that there would be no Singapore withholding taxes payable by Avago upon any conversion of the Convertible Notes into Ordinary Shares in accordance with the terms and conditions of the Convertible Notes. In the event that the Singapore Tax Ruling is not received there are provisions contained in the Purchase Agreement that could result in the alternative issuance of convertible preferred shares (the “Convertible Preferred Shares”) in lieu of the Convertible Notes. Subject to certain exceptions, any such Convertible Preferred Shares issued to SLP would have substantially the same economic terms as the Convertible Notes.

Avago and SLP will also enter into a Registration Rights Agreement pursuant to which SLP will have certain registration rights with respect to the Convertible Notes and the Ordinary Shares issuable upon conversion of the Convertible Notes.

The foregoing description of the Indenture, Purchase Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each such document, the full text of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K under the caption “Silver Lake Convertible Note Purchase Agreement” is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K under the caption “Silver Lake Convertible Note Purchase Agreement” is incorporated by reference into this Item 3.02. As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, Avago has agreed to sell $1,000,000,000 aggregate principal amount of Convertible Notes (including, for all purposes of this Item 3.02, any Convertible Preferred Shares substituted therefore) to SLP in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Notes are convertible into shares of Ordinary Shares as described above. The Convertible Notes and Ordinary Shares issuable upon conversion of the Convertible Notes have not been registered under the Securities Act. Avago is offering and selling the Convertible Notes and Ordinary Shares to SLP in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Avago is relying on the exemption from registration based in part on representations made by SLP.

This Current Report on Form 8-K does not constitute an offer to sell any securities or the solicitation of an offer to sell any Convertible Notes, Ordinary Shares or any other security, nor shall there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation or sale or exchange would be unlawful prior to the registration or qualification of any such securities or offer under the securities laws of any such state or other jurisdiction.

Item 8.01 Other Events.

On December 16, 2013, Avago issued a press release relating to the execution of the Merger Agreement. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference into this Item 8.01.

On December 16, 2013, Avago provided a joint investor presentation to be used in connection with a conference call conducted with analysts and investors to discuss the acquisition transaction contemplated by the Merger Agreement. The full text of the joint investor presentation is attached as Exhibit 99.2 to this report and is hereby incorporated by reference herein.

Cautions Regarding Forward-Looking Statements

This document contains forward-looking statements which address Avago’s expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Avago or industry performance, based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include our ability to achieve the growth prospects and synergies expected from acquisitions we may make, including LSI; delays, challenges and expenses associated with integrating acquired companies with our existing businesses, including LSI; global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; loss of our significant customers; increased dependence on the volatile wireless handset market; quarterly and annual fluctuations in operating results; our competitive performance and ability to continue achieving design wins with our customers; market acceptance of the end products into which our products are designed; our target markets not growing as quickly as expected; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; our ability to attract, retain and motivate qualified personnel, particularly design and technical personnel; any expenses associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Important additional risk factors that may cause such a difference for Avago in connection with the acquisition of LSI include, but are not limited to unexpected variations in market growth and demand for, matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory clearances and closing conditions relating to the transaction and closing conditions relating to the transaction, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues and charges resulting from purchase accounting adjustments or fair value measurements.

Avago’s Quarterly Report on Form 10-Q filed on September 13, 2013 and other filings with the SEC (which may be obtained for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect Avago’s business, results of operations and financial condition. Avago undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It; Participants in Solicitation

This communication is being made in respect of the proposed transaction involving LSI and Avago. The proposed transaction will be submitted to the stockholders of LSI for their consideration. In connection with the proposed transaction, LSI will prepare a proxy statement to be filed with the SEC. LSI and Avago also plan to file with the SEC other documents regarding the proposed transaction. LSI’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of LSI. Investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to http://www.lsiproxy.com, by writing to LSI Corporation, 1110 American Parkway NE, Allentown, PA 18109, Attn: Response Center, or by calling 1 (800) 372-2447.

LSI and Avago and their respective directors, executive officers may be deemed to be participants in the solicitation of proxies from LSI’s stockholders with respect to the meeting of stockholders that will be held to consider the proposed Merger. Information regarding LSI’s directors and executive officers is contained in LSI’s Annual Report on Form 10-K for the year ended December 31, 2012, the proxy statement for LSI’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2013, and subsequent filings which LSI has made with the SEC. Information regarding Avago’s directors and executive officers is contained in Avago’s Annual Report on Form 10-K for the year ended October 28, 2012, the proxy statement for the Avago’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 20, 2013, and subsequent filings which Avago has made with the SEC. Investors may obtain additional information regarding the interests of LSI and its directors and executive officers in the proposed Merger, which may be different than those of LSI’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated December 15, 2013, by and among LSI Corporation, Avago Technologies Limited, Avago Technologies Wireless (U.S.A.) Manufacturing, Inc. and Leopold Merger Sub, Inc.

10.1	Note Purchase Agreement, dated as of December 15, 2013, by and among Avago Technologies Limited, Silver Lake Partners IV, L.P. and Deutsche Bank AG, Singapore Branch, as lead manager.

10.2	Form of Indenture related to 2.0% Convertible Senior Notes

10.3	Form of Registration Rights Agreement related to 2.0% Convertible Senior Notes.

99.1*	Joint press release of Avago Technologies Limited and LSI Corporation, dated December 16, 2013

99.2*	Joint Investor Presentation of Avago Technologies Limited and LSI Corporation, dated December 16, 2013

+	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to the Agreement and Plan of Merger have been omitted. Avago hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.
*	Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 16, 2013

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated December 15, 2013, by and among LSI Corporation, Avago Technologies Limited, Avago Technologies Wireless (U.S.A.) Manufacturing, Inc. and Leopold Merger Sub, Inc.

10.1	Note Purchase Agreement, dated as of December 15, 2013, by and among Avago Technologies Limited, Silver Lake Partners IV, L.P. and Deutsche Bank AG, Singapore Branch, as lead manager.

10.2	Form of Indenture related to 2.0% Convertible Senior Notes

10.3	Form of Registration Rights Agreement related to 2.0% Convertible Senior Notes.

99.1*	Joint press release of Avago Technologies Limited and LSI Corporation, dated December 16, 2013

99.2*	Joint Investor Presentation of Avago Technologies Limited and LSI Corporation, dated December 16, 2013

+	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to the Agreement and Plan of Merger have been omitted. Avago hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.
*	Previously filed